STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT is made and entered into as of December 10, 2000 (the "Agreement") by and between Shire Pharmaceuticals Group Plc, a company registered in England under registry number 2883758 ("Shire"), and BioChem Pharma Inc., a corporation incorporated under the laws of Canada ("BioChem"), with respect to the following facts:

                                   WITNESSETH:

     A. Concurrently with the execution and delivery of this Agreement, Shire, BioChem and 3829341 Canada Inc., a corporation incorporated under the laws of Canada and an indirect wholly-owned subsidiary of Shire ("Exchangeco"), are entering into a merger agreement (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Shire and BioChem will enter into a business combination transaction (the "Arrangement").

     B. As a condition to Shire's willingness to enter into the Merger Agreement, Shire has requested that BioChem agree, and BioChem has so agreed, to grant to Shire an option to acquire BioChem Common Shares ("BioChem Shares"), upon the terms and subject to the conditions set forth herein.

     C. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the respective meanings ascribed thereto in the Merger Agreement.

     In consideration of the foregoing and the respective representations, warranties and covenants set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties agree hereto as follows:

     1. Grant of Option.

     (a) Subject to the terms and conditions set forth herein, including receipt of all regulatory approvals to the granting of the Option (including approvals, as the case may be, of the TSE (collectively, the "Stock Exchange")), BioChem hereby grants to Shire an irrevocable option (the "Option") to acquire up to 19.9% of the outstanding BioChem Shares as of December 8, 2000 (on an undiluted basis) (the "Option Shares"), in the manner set forth below at a price (the "Exercise Price") of US$37.00 per Option Share, payable in cash.

     (b) In the event Shire receives official notice that all regulatory approvals necessary in respect of the granting of the Option, including approval of the relevant Stock Exchange, will not be issued or granted, the Option and this Agreement shall be, and shall be deemed to be, one stock appreciation right ("SAR") with respect to the Option Shares. At the request and upon notice by Shire at any time during the period during which the Option is exercisable, BioChem (or any successor entity thereof) shall purchase from Shire the SAR, at a price equal to the difference between the "Market/Tender Offer Price" for BioChem Shares as of the date Shire gives notice of its intent to exercise its rights under this Section and the Exercise Price, multiplied by the number of BioChem Shares purchasable pursuant to the Option. For purposes of this Agreement, "Market/Tender Offer Price" means the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and not terminated or withdrawn as of such date and (B) the highest closing sale price of BioChem Shares on the Nasdaq during the twenty
(20) trading days ending on the trading day immediately preceding such date. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration shall be equal to the higher of (x) if securities of the proponent of the same class as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the board of directors of BioChem.

     2. Exercise of Option; Maximum Proceeds.

     (a) The Option may be exercised by Shire, in whole or in part, at any time and from time to time, immediately upon the occurrence of any event under
Section 7.2 of the Merger Agreement requiring BioChem to pay to Shire the amount specified therein (the "Exercise Event"). In the event Shire wishes to exercise the Option, Shire shall deliver to BioChem a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire and pay the Exercise Price by certified cheque or wire transfer. Each closing of a purchase of Option Shares (a "Closing") shall occur on a date and at a time prior to the expiration of the Option designated by Shire in an Exercise Notice delivered at least two Business Days prior to the date of such Closing, which Closing shall be held at the offices of Stikeman Elliott, 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal (Quebec).

     (b) The Option shall expire upon the earliest to occur of (i) the Effective Date, or (ii) the termination of the Merger Agreement pursuant to Article VII thereof (other than a termination in connection with which Shire is or could in time become entitled to any payments as specified in Section 7.2 thereof), or
(iii) 180 days after the date on which the Merger Agreement is terminated and Shire has become entitled to a payment as specified in Section 7.2 thereof; provided, however, that if the Option cannot be exercised by reason of any applicable Laws, or because any applicable waiting period related to issuance of the Option Shares under any applicable Laws shall not have expired or been terminated, then the Option shall not terminate until the tenth Business Day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

     (c) If Shire receives an amount pursuant to Section 7.2 of the Merger Agreement which, when aggregated with gross proceeds received by Shire in connection with any sales or other dispositions of Option Shares, less reasonable and customary commissions paid in connection with such sales or dispositions and any dividends received by Shire declared on Option Shares, exceeds the sum of (x) US$120,000,000 plus (y) the Exercise Price multiplied by the number of BioChem Shares purchased by Shire pursuant to the Option, then all gross proceeds to Shire in excess of such sum shall be remitted by Shire to BioChem or deducted from the payment to be made by BioChem pursuant to Section 1
(b) hereof.

     3. Conditions to Closing.

     The obligation of BioChem to issue Option Shares to Shire hereunder is subject to the conditions that (a) all filings and declarations required to be made, all authorizations, consents, orders and approvals required to be obtained in connection with the grant of the Option and the issue of the Option Shares (including the approval of the relevant Stock Exchange), and all waiting periods required to expire or be terminated, pursuant to a requirement of any Governmental Entity or applicable Law (including, without limitation the HSR Act or the CA, as the case may be) shall have been made or obtained or shall have expired or been terminated, in each case in connection with the exercise of the Option hereunder; and (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction (or similar order from any Canadian, US or UK securities authority) prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective commercial reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable, and in any event, prior to consummation of a tender or exchange offer or take-over bid for shares of BioChem capital stock.

     4. Closing.

     At each Closing, (a) BioChem shall deliver to Shire a single certificate in definitive form representing the number of BioChem Shares designated by Shire in its Exercise Notice, such certificate to be registered in the name of Shire and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Shire to BioChem of the aggregate purchase price for the BioChem Shares so designated and being purchased by delivery of a certified cheque, bank draft or wire transfer.

     5. Representations and Warranties of BioChem.

     BioChem represents and warrants to Shire that: (a) BioChem is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has full corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by BioChem and consummation by BioChem of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BioChem, and no other corporate proceedings on the part of BioChem are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by BioChem, constitutes a legal, valid and binding obligation of BioChem and, assuming this Agreement constitutes a legal, valid and binding obligation of Shire, is enforceable against BioChem in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings required under the CA and the approval of the relevant Stock Exchange, BioChem has taken (or will in a timely manner take) all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued BioChem Shares for Shire to exercise the Option in full upon payment to BioChem of the Exercise Price in connection therewith and will take all necessary corporate or other action to authorize and reserve for issuance all additional BioChem Shares or other securities which may be issuable pursuant to Section 9 upon exercise of the Option and payment of the Exercise Price, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the BioChem Shares and any other securities to Shire upon exercise of the Option and payment of the Exercise Price, Shire will acquire such BioChem Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Shire;
(f) the execution and delivery of this Agreement by BioChem do not, and the performance of this Agreement by BioChem will not, (i) conflict with the articles of incorporation or bylaws of BioChem, (ii) assuming that the consent approvals, authorizations, permits, filings and notifications referred to in subsection 5d) are obtained or made as applicable, violate any order applicable to BioChem or any of its Subsidiaries or by which they or any of their property is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of BioChem or any of its Subsidiaries pursuant to, any contract or agreement to which BioChem or any of its Subsidiaries is a party or by which BioChem or any of its Subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, in the aggregate, have a Material Adverse Effect on BioChem; and (g) except as described in Section 3.2(c) of the Merger Agreement, the execution and delivery of this Agreement by BioChem does not, and the performance of this Agreement by BioChem will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except pursuant to the CA, the HSR Act, the rules and regulations of the Stock Exchange, the Canadian Securities Laws, the applicable US and UK securities laws or other applicable Regulatory Laws, as the case may be.

     6. Representations and Warranties of Shire.

     Shire represents and warrants to BioChem that: (a) Shire is a corporation duly incorporated and validly existing under the laws of England, and has full corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Shire and the consummation by Shire of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Shire and no other corporate proceedings on the part of Shire are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by Shire, constitutes a legal, valid and binding obligation of Shire and, assuming this Agreement constitutes a legal, valid and binding obligation of BioChem, is enforceable against Shire in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) the execution and delivery of this Agreement by Shire do not, and the performance of this Agreement by Shire will not, (i) conflict with certificate of incorporation or bylaws of Shire, (ii) violate any order applicable to Shire or any of its subsidiaries or by which they or any of their property is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Shire or any of its Subsidiaries pursuant to, any contract or agreement to which Shire or any of its Subsidiaries is a party or by which Shire or any of its Subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, in the aggregate, have a Material Adverse Effect on Shire; (g) the execution and delivery of this Agreement by Shire does not, and the performance of this Agreement by Shire will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except pursuant to the HSR Act, the CA or other applicable Regulatory Laws, as the case may be; and (h) any BioChem Shares acquired upon exercise of the Option will not be acquired by Shire with a view to the public distribution thereof and Shire will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

     7. Registration Rights.

     (a) In the event that Shire desires to sell any of the Option Shares within two years after the first exercise of the Option and requests in writing to BioChem that BioChem register such Option Shares under the Securities Act or qualify such Option Shares for resale under applicable Canadian securities laws, unless in the opinion of counsel to BioChem (which opinion shall be reasonably satisfactory to Shire and its counsel) such registration under the Securities Act or qualification under applicable Canadian securities laws is not required in order to lawfully sell and distribute such Option Shares in the manner contemplated by Shire, BioChem shall cooperate with Shire and any underwriters in registering or qualifying of such Option Shares for resale, including, without limitation, promptly filing a registration statement and/or prospectus which complies with the requirements of applicable U.S. federal and state securities laws and/or Canadian federal, provincial and territorial securities laws, as the case may be, and entering into and complying with an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; (i) provided, however, that BioChem shall not be required to file more than two registration statements which are declared effective and/or prospectuses hereunder and shall be entitled to delay the filing or effectiveness of any registration statement and/or prospectus for up to 120 consecutive days in any 12-month period if the offering would, in the judgment of the Board of Directors of BioChem, require premature disclosure of any material corporate development or otherwise materially interfere with or materially adversely affect any pending or proposed offering of securities of BioChem, acquisition or divestiture or any other material transaction involving BioChem or any of its subsidiaries and (ii) provided, however, that BioChem shall not be required, with respect to an underwritten secondary offering, to file a registration statement or a prospectus upon obtention from an investment banking firm of nationally recognized standing (the "Manager") of a certificate stating that, in the good faith belief of the Manager, based on the then prevailing market condition, it will not be able to sell the Option Shares at a per share price equal to at least 80% of the per share average of the closing sale prices of BioChem's Shares on the TSE or the Nasdaq. Shire agrees to use its reasonable commercial efforts to cause, and to use its commercial efforts to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement and/or prospectus to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than (3%) of the then-outstanding BioChem Shares.

     (b) If Option Shares are registered or qualified pursuant to the provisions of this Section 8, BioChem agrees (i) to furnish copies of the registration

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                                      -7-


statement and/or prospectus relating to the Option Shares covered thereby in such numbers as Shire may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 120 days a prospectus covering the Option Shares meeting the requirements of such securities laws, and to furnish Shire with such numbers of copies of the registration statement and prospectus, as amended or supplemented, as may reasonably be requested. BioChem shall bear the cost of the registration or qualification, including but nor limited to, all registration and filing fees, printing expenses, and fees and disbursements of its counsel and accountants for BioChem, and Shire shall pay the fees and disbursement s of its counsel and the underwriting fees and commissions applicable to the Option Shares sold by Shire. BioChem shall indemnify and hold harmless Shire, its affiliates and their respective officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in or omissions or alleged omissions from, each registration statement or prospectus (or any amendment thereto) filed pursuant to this paragraph; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished by BioChem by Shire, its affiliates and its officers and other representatives expressly for use in any registration statement or prospectus (or any amendment thereto) filed pursuant to this paragraph. BioChem shall also indemnify and hold harmless each underwriter and each person who controls any underwriter against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statement contained in or omissions or alleged omissions from, each registration statement or prospectus (or any amendment thereto) filed pursuant to this Section 8.

     9. Adjustment Upon Changes in Capitalization; Rights Plans.

     (a) If any change shall occur in the BioChem Shares by reason of stock dividends, stock splits, reverse stock splits, mergers, amalgamations (other than the Arrangement), recapitalizations, combinations, exchanges of shares and the like, then (i) the type and number of shares or securities subject to the Option and (ii) the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Shire shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Shire would have received in respect of the BioChem Shares if the Option had been exercised immediately prior to such change or the record date therefor, as applicable.

     (b) (i) In the event that BioChem enters into an agreement (A) to amalgamate with or merge into any Person, other than Shire or any Subsidiary of Shire (each an "Excluded Person"), and BioChem is not the successor corporation of such amalgamation or merger, (B) to permit any Person, other than an Excluded Person, to merge into BioChem and BioChem shall be the successor corporation, but, in connection with such merger, the then outstanding BioChem Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding BioChem Common Shares shall after such merger represent less than 50% of the outstanding voting securities of the merged or acquiring company, or (C) to sell or otherwise transfer all or substantially all of its assets to any Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that, unless earlier exercised by Shire, the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Shire would have received in respect of BioChem Common Shares if the Option had been exercised immediately prior to such amalgamation, merger, sale, or transfer, on the record date therefor, as applicable, and make any other necessary adjustments; provided, however, that if such a conversion or exchange cannot, because of applicable Law be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Shire than the Option.

     (ii) In addition to any other restrictions or covenants, BioChem agrees that it shall not enter or agree to enter into any transaction described in this
Section 9(b) unless the Acquiring Corporation (as hereinafter defined) and any Person that controls the Acquiring Corporation assume in writing all the obligations of BioChem hereunder and agree for the benefit of Shire to comply with this Section 9.

     (iii) For purposes of this Section 9(b), the term "Acquiring Corporation" shall mean (x) the successor Person of an amalgamation or merger with BioChem (if other than BioChem), (y) BioChem in an amalgamation or merger in which BioChem is the successor Person, and (z) the transferee of all or substantially all of BioChem's assets.

     10. Restrictive Legends.

     Each certificate representing Option Shares issued to Shire hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR QUALIFIED FOR DISTRIBUTION TO THE PUBLIC PURSUANT TO APPLICABLE CANADIAN SECURITIES LAWS OR UK SECURITIES LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION(S) OR REQUIREMENT TO FILE A PROSPECTUS IS AVAILABLE. SUCH


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                                      -9-


     SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF DECEMBER 10, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in this
Section 10.

     11. Listing and HSR and Regulatory Approvals

     BioChem, upon the request of Shire, shall promptly file an application to list the BioChem Shares to be acquired upon exercise of the Option on the Stock Exchange and shall use its reasonable commercial efforts to obtain approval of such listings as soon as practicable. Promptly after a request by Shire, BioChem shall file Notification and Report Forms under the CA with the Competition Bureau and make all filings required under the HSR Act. BioChem shall use all its best reasonable efforts to respond as promptly as practicable to any inquiries received from the Competition Bureau or in response to filings under the HSR Act for additional information or documentation.

     12. Waiver of Voting Rights.

     Shire agrees that it shall have no voting rights, and shall not exercise or permit to be exercised any voting rights in any circumstances, in respect of the Option or the Option Shares unless, until, and only to the extent that the Option has been exercised and the Exercise Price has actually been paid to BioChem.

     13. Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto. Any shares sold by a party in compliance with the provisions of Section 8 hereof shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled the rights of the transferor under this Agreement.

     14. Specific Performance.

     Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages. Therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     15. Entire Agreement.

     This Agreement and the Merger Agreement, including the exhibits and schedules thereto and the documents and instruments referred to therein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

     16. Further Assurances.

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     17. Severability.

     In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

     18. Notices.

     All notices and other communications hereunder shall be in writing and shall be delivered personally, by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal, if sent by facsimile. Notices shall be delivered as follows:

         (a)      if to Shire, to:

                           Shire Pharmaceuticals Group Plc
                           East Anton Andover
                           Hampshire, England
                           England SP10 5RG

                           Fax: 012 64 334 658
                           Attention: Rolf Stahel
                           with copies to:

                           McCarthy Tetrault
                           1170 Peel Street
                           Montreal, Quebec
                           H3B 4S8

                           Fax: (514) 397-4235
                           Attention: Benjamin H. Silver

         (b)      if to BioChem to:

                           Biochem Pharma Inc.
                           275 Armand-Frappier Blvd
                           Laval, Quebec
                           Canada   H7V 4A7

                           Fax: (450) 978-7899
                           Attention:  Francesco Bellini

                           with a copy to:

                           Stikeman Elliott
                           1155 Rene-Levesque Blvd West
                           Suite 4000
                           Montreal, Quebec
                           H3B 3V2

                           Fax: (514) 397-3222
                           Attention:  Jean Marc Huot

     19. Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein (without giving effect to choice of law principles thereof).

     20. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

     21. Expenses.

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs, and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     22. Amendments; Waiver.

     This Agreement may be amended, modified or supplemented only by written agreement of the parties. The terms and conditions hereof may be waived only by an instrument in writing signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with a term or condition shall not operate as a waiver or estoppel with respect to, any subsequent or other failure.

     23. Assignment.

     Neither this Agreement nor the Option created hereunder nor any right, interest or obligation hereunder shall be assigned by either party without the prior written consent of the other, except that this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

     24. Currency.

     Except as expressly set forth otherwise, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                         SHIRE PHARMACEUTICALS GROUP PLC

                         By: /s/ Rolf Stahel
                             ---------------------------------------------------
                         Name:   Rolf Stahel
                         Title:  Chief Executive Officer


                         BIOCHEM PHARMA INC.


                         By: /s/ Francesco Bellini
                             ---------------------------------------------------
                         Name:   Francesco Bellini
                         Title:  Chairman and Chief Executive Officer



                         By: /s/ Francois Lagault
                             ---------------------------------------------------
                         Name:   Francois Legault
                         Title:  Executive Vice-President
                                 Corporate Development and Investments